EXPLORATION DRILLING IN PROGRESS AT IDAHO-MARYLAND

April 25, 2018 – Vancouver, British Columbia – Rise Gold Corp. (CSE: RISE, OTCQB: RYES) (“Rise Gold” or the “Company”) is pleased to announce that exploration drilling has resumed at the Idaho-Maryland (“I-M”) Gold Project.

The Company previously announced the assay results from drill hole B-17-01 (“the Drillhole”), the first drill hole of the exploration drilling program at the I-M Mine (see Rise Gold news release of Jan. 3, 2018) https://www.newsfilecorp.com/release/31726/Rise-Intersects-High-Grade-Gold-on-Brunswick-1-Vein

The Drillhole intersected the Brunswick #1 Vein (the “B1 Vein”) approximately 50 m below the B1600 level at a depth of ~540 m below surface and assayed 12.2 gpt gold over 14.9 m (7.8 m est. true width) including 63 gpt gold over 2.7 m (1.4 m est. true width).

The Company plans to drill additional holes in the B1 Vein to follow-up on Drillhole B-17-01. These holes will target an area between the B1600 level and the B2300 level. Historical records report both levels on the B1 Vein to be mineralized. The Company will also test several other Brunswick veins which are parallel to the B1 Vein.

Sections and plan maps supporting the planned drilling at the B1 Vein are available for download from the following link;

https://riseg.sharefile.com/d-s100469798424e6b8

The Company expects to be drilling the Brunswick targets until approximately mid-June and then will move the drill to test the Idaho #1 Vein target. Past production of the Idaho #1 Vein is estimated at 935,000 oz gold at an average mill head grade of 38.6 gpt gold. Historic drifting at the lowest mine level (I2400L) on the Idaho #1 Vein was abandoned in high-grade mineralization in 1942 as a result of the War Production Board order to close all major gold mines. Historic channel samples include 481 gpt gold over 1.2 m, 142 gpt gold over 2.5 m and 21 gpt gold over 4.5 m.

The Company previously discussed the Idaho #1 Vein target by news release dated September 21, 2017) https://www.newsfilecorp.com/release/29157/Rise-Provides-Details-of-Upcoming-Exploration-Program-at-IdahoMaryland

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company. The Company’s principal asset is the historic past producing Idaho-Maryland Gold Mine located in Nevada County, California, USA. The Idaho-Maryland Gold Mine is one of the United States’ greatest past producing gold mines with total past production of 2,414,000 oz of gold at an average mill head grade of 17 gpt gold from 1866-1955. Rise Gold is incorporated in Nevada, USA and maintains its head office in Vancouver, British Columbia, Canada. Historic production at the Idaho-Maryland Mine is disclosed in the Technical Report on the Idaho-Maryland Project dated June 1st 2017 and available on www.sedar.com.

On behalf of the Board of Directors:

Benjamin Mossman

President, CEO and Director

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

Suite 650, 669 Howe Street

Vancouver, BC V6C 0B4

T: 604.260.4577

info@risegoldcorp.com

www.risegoldcorp.com

Benjamin Mossman, P.Eng, CEO of Rise Gold Corp, is the Qualified Person responsible for the technical content of this news release. The CSE has not reviewed, approved or disapproved the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words or statements that certain events or conditions “may” or “will” occur.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. Rise undertakes no obligation to update forward-looking statements or information except as required by law.